UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2019

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 871-4190

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that AgeX may make with the Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On March 11, 2019, our Board of Directors, based on recommendations of its Compensation Committee, approved the payment of cash bonuses and equity awards to certain officers, including those shown in the following table.

Name of Executive	Office	Bonus	Number of Stock Options	Number of RSUs(1)
Michael D. West	Chief Executive Officer	$—	100,000	50,000
Hal Sternberg	Vice President-Research	$25,000	15,000	—

(1) Restricted stock units.

The Board of Directors also approved a 3.75% salary increase for officers and employees, including Dr. West and Dr. Sternberg, raising their annual salaries to $544,688 and $251,127, respectively.

The stock options were granted under our 2017 Equity Incentive Plan (the “Plan”) and will vest and thereby become exercisable as follows: 25% will vest upon the completion of one year of continuous service as an employee from the date of grant, and the balance will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, subject to the executive’s continuous service as an employee on the applicable vesting date. The exercise price of the stock options is $4.28 per share, the fair market value of AgeX common stock determined in accordance with the Plan.

The options granted to Dr. West and Dr. Sternberg will be incentive stock options pursuant to Section 422 of the Internal Revenue Code, to the extent permitted by the Code.

The options shall expire if not exercised 10 years from the date of grant. However, in the event of termination of the executive's employment for any reason other than death or disability, the options will expire three months following the termination of employment, and in the event of the executive's death or disability, the options will expire if not exercised within the first year following cessation of employment due to death or disability, and in each case may be exercisable only up to the amount vested on the date the executive’s employment terminates.

The Restricted Stock Units or RSUs granted to Dr. West will vest as follows: 25% will vest upon the completion of one year of continuous service as an employee from the date of grant, and the balance will vest in 12 equal quarterly installments commencing on the first anniversary of the date of grant, subject to Dr. West’s continuous service as an employee on the applicable vesting date. Vested RSUs may be settled by AgeX through the delivery of shares of AgeX common stock, or at our election, by a cash payment of the fair market value of the vested shares as determined in accordance with the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: March 15, 2019	By:	/s/ Russell Skibsted
Chief Financial Officer

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